UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2011

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

13125 Danielson Street, Suite 101
Poway, California 92064
 (Address of Principal Executive Offices, Zip Code)

(619) 501-3932
(Registrant's Telephone Number, Including Area Code)

____________________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

Effective as of March 21, 2011, the Company executed a Purchase and Exchange Agreement (the “First Exchange Agreement”) with St. George Investments, LLC, an Illinois limited liability company (the “Investor”) pursuant to which, among other things, the Company agreed to exchange 4 outstanding convertible promissory notes in the aggregate amount of $1,176,347.27 for a secured convertible promissory note in the amount of $1,176,347.27 (the “First Note”), and the Company executed a Purchase and Exchange Agreement (the “Second Exchange Agreement”) with the Investor pursuant to which, among other things, the Company agreed to exchange 14 outstanding convertible promissory notes in the aggregate amount of $1,430,441.91 for a secured convertible promissory note in the amount of $1,430,441.91 (the “Second Note”).  The First Note and Second Note are both secured by all of the assets of the Company pursuant to the terms of a Security Agreement for each of the First Note and Second Note.  The Company’s obligations under the First Note and Second Note are also guaranteed by the Company’s subsidiary, Helix Wind, Inc., pursuant to the terms of a Guaranty for each of the First Note and Second Note.

The First Exchange Agreement, Second Exchange Agreement, First Note, Second Note, Security Agreements and Guaranties are referred to herein as the “Exchange Agreements”.  The Exchange Agreements also contain representations, warranties and indemnifications by the Company and the Investor.

As consideration for the Exchange Agreements, Investor agreed to pay the Company the sum of $100,000.00 (which sum was not added to the balance of the notes), all existing defaults under the First Note and Second Note were waived and all covenants thereunder were reset according to the terms thereof.  Additionally, the First Note and Second Note have certain terms that are more favorable to the Company than the current terms of the original 18 notes which were exchanged, including a two-year term, an interest rate of 6% per annum, and an ability to extinguish the First Note and Second Note for the Company’s payment of $1,500,000 if paid within 90 days.

In connection with the Exchange Documents, the Company and Investor also entered into a Forbearance Agreement pursuant to which, among other things:

•
Investor agreed to refrain and forbear from exercising and enforcing any of its remedies under the Convertible Secured Promissory Note dated March 30, 2010 (the “March 2010 Note”) in the original principal amount of $779,500.00, or under applicable laws, with respect to the defaults, for a period of 90 days from the date of the Forbearance Agreement;

•
Provided that the Company pays the Investor the sum of $1,500,000.00 in cash on or before the 90th day from the date of the Forbearance Agreement, the Investor agrees that, upon receipt of the payment, each of the First Note, Second Note and March 2010 Note (collectively, the “Notes”) shall be terminated and the Company shall be released from all obligations and liabilities thereunder; and

•
Notwithstanding anything to the contrary in the Exchange Agreements or in that certain Note Purchase Agreement between the Company and Borrower dated January 18, 2011 (the “January 2011 Purchase Agreement”), so long as (1) no Event of Default (as defined in the First Note and Second Note) (and in the case of the March 2010 Note, no new Event of Default after the date of the Forbearance Agreement) has occurred under any of the Notes, (2) each of the representations and warranties of Borrower in the Exchange Agreements and the January 2011 Purchase Agreement remain true and correct as of the date of purchase of each Additional Note (as defined below), (3) the Company has increased its authorized shares of common stock to not less than 5,000,000,000 shares as of the date of purchase of such Additional Note, and (4) the Company has complied with all of its obligations and covenants herein, in the Notes, in the Exchange Agreements and in the January 2011 Purchase Agreement as of such date, the Company agrees to deliver to Borrower the sum of $50,000.00 (the “Additional Note Purchase Price”) on or around each of April 1, 2011, April 15, 2011, May 1, 2011, May 15, 2011 and June 1, 2011 as consideration for those certain Additional Notes (the “Additional Notes”) as defined in the January 2011 Purchase Agreement.

In connection with the financing, Dominick & Dominick, the placement agent, received a cash payment of $8,000, and will receive an additional $4,000 upon the issuance of each of the Additional Notes.

The description contained herein is a brief summary of each of the Exchange Agreements and the Forbearance Agreement. These summaries are not complete, and are qualified in their entirety by reference to the full text of the agreements that are attached as exhibits to this Current Report on Form 8-K.  Readers should review those agreements for a more complete understanding of the terms and conditions associated with this transaction.  The description contained herein is a brief summary of each of the January 2011 Purchase Agreement and the Additional Notes. These summaries are not complete, and are qualified in their entirety by reference to the full text of the agreements that are attached as exhibits to the Company’s Current Report on Form 8-K filed with the Securities & Exchange Commission on January 25, 2011.  Readers should review those agreements for a more complete understanding of the terms and conditions associated with this transaction.

Purchase and Exchange Agreements

Pursuant to the Purchase and Exchange Agreements, the Company has agreed it will not (i) incur any new indebtedness for borrowed money without the prior written consent of the Investor; provided, however the Company may incur obligations under trade payables in the ordinary course of business consistent with past practice without the consent of the Investor; (ii) grant or permit any security interest (or other lien or other encumbrance) in or on any of its assets; and (iii) enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any affiliate of the Company, or amend or modify any agreement related to any of the foregoing, except on terms that are no less favorable, in any material respect, than those obtainable from any person who is not an affiliate.

The Purchase and Exchange Agreements also contain certain negative covenants regarding the Company and its operation, including, without limitation that the Company may not arrange or facilitate the sale or exchange of any existing securities of the Company, including without limitation warrants, options, convertible debt instruments, or other securities convertible into or exchangeable for shares of Common Stock or other equity of the Company (“Existing Securities”), held by any party other than the Investor, and the Company may not to enter into any debt settlement agreement or similar agreement or arrangement with any party other than the Investor to settle or exchange Existing Securities for share of Common Stock or other equity of the Company.

The Purchase and Exchange Agreements also contain numerous affirmative covenants on the Company, including, without limitation, a requirement for the Company to maintain its SEC reporting status, timely file all SEC reports, and increase its authorized shares of common stock to 5,000,000,000 within 45 days of the date of the Purchase and Exchange Agreements.

First Note and Second Notes

The First Note and Second Note each mature 2 years from the date of issuance and accrue interest at the rate of 6% per annum. However, if there is a default, the First Note and Second Note will accrue interest at the rate of 15% per annum. At any time or from time to time after the date of the First Note and Second Note and prior to payment in full of the outstanding balance under the notes, Investor has the right, at its option, to convert the Outstanding Balance, in whole or in part (the “Conversion Amount”), into Company Common Stock.  The number of shares of Common Stock to be issued upon such conversion shall be determined by dividing (i) the Conversion Amount by (ii) the lower of (1) 100% of the average volume-weighted average price of the Common Stock (the “VWAP”) for the three (3) trading days with the lowest VWAP during the twenty (20) trading days immediately preceding the date set forth on the Notice of Conversion (defined below), or (2) 50% of the lower of (A) the average VWAP over the five (5) trading days immediately preceding the date set forth in the Notice of Conversion or (B) the VWAP on the day immediately preceding the date set forth in the Notice of Conversion.  The shares deliverable to the Investor must be delivered electronically, via DWAC or DTC, if the Company is eligible. If the Company does not deliver shares issuable upon conversion of the notes within three days of a conversion notice, the Company must pay the Investor a penalty of 1.5% of the conversion amount added to the balance of the note per day. The number of shares the notes is convertible into is subject to customary anti-dilution provisions.

Each of the First Note and Second Note provides that upon each occurrence of any of the triggering events described below (each, a “Trigger Event”), the outstanding balance under the First Note shall be immediately and automatically increased to 125% of the outstanding balance in effect immediately prior to the occurrence of such Trigger Event, and upon the first occurrence of a Trigger Event, (i) the outstanding balance, as adjusted above, shall accrue interest at the rate of 15% per annum until the note is repaid in full, and (ii) the Investor shall have the right, at any time thereafter until the note is repaid in full, to (a) accelerate the outstanding balance under the note, and (b) exercise default remedies under and according to the terms of the note; provided, however, that in no event shall the balance adjustment be applied more than two (2) times.  The Trigger Events include the following:  (i) a decline in the five-day average daily dollar volume of the Company Common Stock in its primary market to less than $25,000.00 of volume per day for any five consecutive day period; (ii) a decline in the average VWAP for the Common Stock during any consecutive five (5) day trading period to a per share price of less than one half of one cent ($0.0005); (iii) the Company’s failure to increase its authorized shares of Common Stock available for issuance to not less than 5,000,000,000 shares within 45 days of the date of the notes; or (iv) the occurrence of any Event of Default under the notes (other than an Event of Default for a Trigger Event which remains uncured or is not waived) that is not cured for a period exceeding ten (10) business days after notice of a declaration of such Event of Default from Investor, or is not waived in writing by the Investor.

An Event of Default under the First Note and Second Note includes (i) a failure to pay any amount due under the note when due; (ii) a failure to deliver shares upon conversion of the note; (iii) the Company breaches any covenant, representation or other term or condition in the Exchange Agreements, note or other transaction document; (iv) having insufficient authorized shares within 45 days after the date of the note; (v) an uncured Trigger Event; or (vi) upon bankruptcy events.

Other Terms

The Exchange Agreements and First Note and Second Note contain certain limitations on conversion and exercise. They provide that no conversion or exercise may be made if, after giving effect to the conversion and/or exercise, the Investor would own in excess of 9.99% of the Company’s outstanding shares of Common Stock.

Other than Excepted Issuances (described below), if the First Note and Second Note are outstanding, the Company agrees to issue shares or securities convertible for shares at a price (including an exercise price) which is less than the conversion price of the First Note or Second Note, then the conversion price and exercise price, as the case may be, shall be reduced to the price of any such securities. The only Excepted Issuances are (i) the Company’s issuance of securities to strategic licensing agreements or other partnering agreements which are not for the purpose of raising capital and no registration rights are granted and (ii) the Company’s issuance to employee, directors and consultants pursuant to plans outstanding.

The First Note and Second Note were offered and sold in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the Investor in connection with the offering.

Item 3.02    Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01    Other Events

On March 18, 2011, the Company received notice that on March 11, 2011 East West Consulting, Ltd. and Steve Polaski (the “East West Parties”) filed a complaint in the Superior Court of the State of California, County of San Diego, against the Company and Kevin Claudio relating to a professional services agreement and employment agreement between the parties, and the conversion of certain accounts receivable into shares of Company stock.  The East West Parties are seeking damages in the sum of over $4,000,000. Any judgment against the Company resulting from the lawsuit would have a material adverse effect on the Company and its assets.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Purchase and Exchange Agreement ($1,176,347.27) dated March 21, 2011
Exhibit 10.2	Purchase and Exchange Agreement ($1,430,441.91) dated March 21, 2011
Exhibit 10.3	Convertible Note ($1,176,347.27) dated March 21, 2011
Exhibit 10.4	Convertible Note ($1,430,441.91) dated March 21, 2011
Exhibit 10.5	Security Agreement ($1,176,347.27) dated March 21, 2011
Exhibit 10.6	Security Agreement ($1,430,441.91) dated March 21, 2011
Exhibit 10.7	Guaranty ($1,176,347.27) dated March 21, 2011
Exhibit 10.8	Guaranty ($1,430,441.91) dated March 21, 2011
Exhibit 10.9	Forbearance Agreement dated March 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.

Date: March 23, 2011	By:	/s/ Kevin Claudio
Name: Kevin Claudio
Title: Chief Financial Officer